As filed with the Securities and Exchange Commission on June 26, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	87-0617894
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

27-01 Queens Plaza North
Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)
JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN
JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN
(Full title of the plan(s))
 Brandon Nelson
General Counsel and Corporate Secretary
27-01 Queens Plaza North, Long Island City, New York, 11101
(Name and address of agent for service)

(718) 286-7900
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fees
Common Stock, $0.01 par value	1,605,000	(3)	$11.215	$18,000,075	$2,336.41
Common Stock, $0.01 par value	17,530,985	(4)	$11.215	$196,609,997	$25,519.98

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the JetBlue Airways Corporation 2020 Omnibus Equity Compensation Plan (the “2020 Omnibus Plan”) and the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (the “2020 Stock Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on June 22, 2020 ($11.41 and $11.02), as reported by the Nasdaq Global Select Market.

(3)	Represents shares issuable under the 2020 Omnibus Plan.

(4)	Represents shares issuable under the 2020 Stock Purchase Plan.

EXPLANATORY NOTE
On March 23, 2020, the Board of Directors of JetBlue Airways Corporation (the “Registrant”) adopted, subject to stockholder approval, the 2020 Omnibus Plan and the 2020 Stock Purchase Plan. On May 14, 2020, the 2020 Omnibus Plan and the 2020 Stock Purchase Plan were approved by the stockholders at the Registrant’s annual meeting of stockholders. The purpose of this Registration Statement is for the Registrant to register the offer and sale of (i) 10,500,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant issuable pursuant to the 2020 Omnibus Plan and (ii) 17,530,985 shares of Common Stock of the Registrant issuable pursuant to the 2020 Stock Purchase Plan. Of the 10,500,000 shares of Common Stock issuable under the 2020 Omnibus Plan, the Registrant is registering 1,605,000 shares on this Registration Statement because the 2020 Omnibus Plan authorizes the issuance of 1,605,000 shares, plus 8,895,000 shares that were previously registered and were available as of May 14, 2020 for issuance in connection with future awards under the amended and restated JetBlue Airways Corporation 2011 Incentive Compensation Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*
*As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 18, 2020 and the portions of the Registrant’s Proxy Statement on Schedule 14A filed on April 3, 2020 incorporated by reference into such Annual Report;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 8, 2020;

(c)	The Registrant’s Current Reports on Form 8-K dated May 14, 2020 and June 17, 2020, filed with the Commission on May 20, 2020 and June 17, 2020, respectively; and

(d)
The description of the Registrant’s Common Stock contained in Item 1 of the Registrant’s Registration Statement No. 000-49728 on Form 8-A filed with the Commission on April 10, 2002, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.

Item 6. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Each of the Registrant’s directors is subject to liability for: (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, the Registrant’s directors will not be liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors. The Certificate of Incorporation does not eliminate a director’s fiduciary duty or responsibilities under any other law, such as the federal securities laws or state or federal environmental laws, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief remain available.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

The Registrant’s bylaws also provide that the Registrant’s directors and officers will be indemnified and the Registrant will advance expenses to such individuals in connection with actual or threatened proceedings and claims arising out of their status as directors and officers, to the fullest extent permitted by the Delaware General Corporation Law. Accordingly, the Registrant has entered into indemnification agreements with each of its directors and executive officers providing such individuals with rights to indemnification and expense advancement to the fullest extent permitted under law. The Registrant also maintains directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed

Not applicable
Item 8. Exhibits
The exhibits listed below are included in this Registration Statement.

Exhibit
Number	Description

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Shearman & Sterling LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

99.1	JetBlue Airways Corporation 2020 Omnibus Equity Compensation Plan, incorporated by reference to Exhibit 10.31 to our Current Report on Form 8-K dated May 14, 2020

99.2	JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan, incorporated by reference to Exhibit 10.35 to our Current Report on Form8-K dated May 14, 2020
Item 9. Undertakings

A.
The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration

Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2020 Omnibus Plan and 2020 Stock Purchase Plan.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Long Island City, State of New York on this 26th day of June 2020.

JETBLUE AIRWAYS CORPORATION

By:	/s/ Brandon Nelson
Brandon Nelson
General Counsel and Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of JetBlue Airways Corporation, a Delaware corporation, do hereby constitute and appoint Brandon Nelson, General Counsel and Corporate Secretary, and Eileen McCarthy, Vice President, Associate General Counsel, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including pre-effective amendments and post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBIN HAYES	Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2020
Robin Hayes

/s/ STEVE PRIEST	Chief Financial Officer (Principal Financial Officer)	June 26, 2020
Steve Priest

/s/ ALEXANDER CHATKEWITZ	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	June 26, 2020
Alexander Chatkewitz

/s/ B. BEN BALDANZA*	Director	June 26, 2020
B. Ben Baldanza

/s/ PETER BONEPARTH*	Director	June 26, 2020
Peter Boneparth

/s/ VIRGINIA GAMBALE*	Director	June 26, 2020
Virginia Gambale

/s/ ELLEN JEWETT*	Director	June 26, 2020
Ellen Jewett

/s/ TERI P. MCCLURE*	Director	June 26, 2020
Teri P. McClure

/s/ SARAH ROBB O'HAGAN*	Director	June 26, 2020
Sarah Robb O'Hagan

/s/ VIVEK SHARMA*	Director	June 26, 2020
Vivek Sharma

/s/ THOMAS WINKELMANN*	Director	June 26, 2020
Thomas Winkelmann

By:	/s/ Brandon Nelson as Attorney in Fact
Brandon Nelson
Attorney in Fact for the indicated directors, as a majority of the directors of the Corporation